Exhibit 10.11

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.
LONG-TERM INCENTIVE PLAN

DIRECTOR RESTRICTED UNIT AGREEMENT

This Restricted Unit Agreement ("Agreement") is entered into between Blueknight Energy Partners G.P., L.L.C. ("Company") and [NAME] ("Participant"), a Director of the Company, regarding an award ("Award") of [NUMBER] Restricted Units (as defined in the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as the same may be amended from time to time, "Plan") granted to the Participant on [DATE] ("Grant Date"), such number of Restricted Units subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

1.     Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2.     Vesting Schedule.

(a)     This Award shall vest and the Restricted Period with respect to the Restricted Units subject thereto shall end in installments in accordance with the following schedule:

The number of Restricted Units that vest as of each date described above will be rounded down to the nearest whole Restricted Unit, with any remaining Restricted Units to vest with the final installment. Except as otherwise provided below, the Participant must be continuously serving as a Director from the Grant Date through the applicable vesting date in order for the Award to become vested with respect to additional Restricted Units on such date.
(b)     All Restricted Units subject to this Award shall vest immediately prior to the occurrence of a Change of Control, irrespective of the limitations set forth in subparagraph (a) above, provided that the Participant has been continuously serving as a Director from the Grant Date through the date of the Change of Control.
As used herein, the term “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Ergon, Inc. or its Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the

Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.
3.     Forfeiture of Award. If the Participant's service with the Company or any of its Affiliates terminates for any reason all unvested Restricted Units granted hereunder shall be immediately forfeited as of the date of the Participant's termination; provided, however, all of the Restricted Units subject to this Award shall become fully vested on the date on which the Participant experiences a Qualifying Event. A "Qualifying Event" means the Participant's status as a Director of the Company and/or an Affiliate of the Company (collectively, the "Affiliated Group") is terminated due to (A) death or (B) the Participant's removal as, or not being re-elected or re-appointed as, a Director of one or more entity member(s) of the Affiliated Group by the member(s), shareholder(s) or Board of Directors, as appropriate, of such entity or entities, as applicable, which removal or failure to re-elect or reappoint shall not have been as a result of, caused by, or related to, Participant's resignation, or Participant's unwillingness to serve, for whatever reason, as a Director of such entity or entities.
4.     Delivery of Units; Rights as Unitholder. The Restricted Units will be evidenced, at the sole option and in the sole discretion of the Committee, either (i) in book-entry form in the Participant's name in the Unit register of the Partnership maintained by the Partnership's transfer agent or (ii) a Unit certificate issued in the Participant's name. Participant shall have voting rights and shall be entitled to receive all distributions made by the Partnership as if such Restricted Units were Units free and clear of any restrictions. If the Restricted Units are evidenced by a certificate, the certificate shall bear the following legend:
THE UNITS EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN AGREEMENT MADE AS OF [DATE], A COPY OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN, BETWEEN THE BLUEKNIGHT ENERGY PARTNERS, G.P., L.L.C. ("GENERAL PARTNER") AND THE REGISTERED HOLDER OF THE UNITS, AND ARE SUBJECT TO FORFEITURE TO THE GENERAL PARTNER UNDER CERTAIN CIRCUMSTANCES DESCRIBED IN SUCH AGREEMENT. THE SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER OF THE UNITS EVIDENCED BY THIS CERTIFICATE IS PROHIBITED UNDER THE TERMS AND CONDITIONS OF SUCH AGREEMENT, AND SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN SUCH AGREEMENT.
The Committee may cause the certificate to be delivered upon issuance to the secretary of the Company as a depository for safekeeping until the forfeiture occurs or the Restricted Period ends pursuant to the terms of this Agreement. Upon request of the Committee, the Participant shall deliver to the Company a unit power, endorsed in blank, relating to the Restricted Units then subject to the Restricted Period. The Company may place a "stop transfer" order against Units issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 4 have been complied with. Upon termination of the Restricted Period, the Company shall release the restrictions on any vested Units and a certificate representing such vested Units shall be delivered to the Participant upon request.
5.     Purchase for Investment. The Units covered by this Agreement have not been registered under the Securities Act of 1933, as amended ("Act"). The Participant represents and warrants that, as of the date hereof, he (1) is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Act and (2) is acquiring such Units for his own account for investment and not with a view to, or for sale in connection with, the distribution of such Units or any part thereof. The Participant may be required to execute such documents as the Company determines are necessary and appropriate to effectuate the issuance and transfer of the Units to the Participant.
The certificates evidencing Units issued pursuant to this Agreement will bear the following legend or such other legend as determined by the Company:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C. LONG TERM INCENTIVE PLAN, THE ASSOCIATED AWARD AGREEMENT, THE PARTNERSHIP AGREEMENT AND ANY APPLICABLE UNITHOLDER AGREEMENT, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH PLAN, AWARD AGREEMENT, PARTNERSHIP AGREEMENT AND APPLICABLE UNITHOLDER AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.
The Company may also impose stop-transfer instructions with respect to any matter contemplated by the Plan or Agreement.
6.     Receipt of Information. The Participant acknowledges that he has (a) had access to Blueknight Energy Partners, L.P.'s ("Partnership's") periodic filings with the SEC, including the Partnership's

Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K and (b) been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Partnership and the Company regarding such matters sufficient to enable the Participant to evaluate the risks and merits of entering into this Agreement.
7.     Code Section 83(b) Election. The Participant shall be permitted to make an election under Section 83(b) of the Code, to include an amount in income in respect of the Award of Restricted Units in accordance with the requirements of Section 83(b) of the Code.
8.     Assignment of Award. The Participant's rights under this Agreement and the Plan are personal; no assignment or transfer of the Participant's rights under and interest in this Award may be made by the Participant other than by will, by beneficiary designation, by the laws of descent and distribution.
9.     No Guarantee of Continued Service. No provision of this Agreement shall confer any right upon the Participant to continue serving as a Director.
10.    Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
11.    Amendment. This Agreement may be modified pursuant to provisions of Section 10 of the Plan.
12.    Entire Agreement. The Plan and this Agreement represent the entire agreement between the Participant and the Company with respect to the subject matter hereof, and supersede and are in full substitution for any and all prior agreements or understandings, whether oral or written, relating to the subject matter hereof.
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BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:
Name:
Title:
Date:

The Participant hereby accepts the foregoing Agreement, subject to the terms and provisions of the Plan and administrative interpretation thereof referred to above.

PARTICIPANT:

[NAME]

Date: